Marsh McLennan 1166 Avenue of the Americas New York, New York 10036-2774 +1 212 345 5000 www.marshmclennan.com

News release	Exhibit 99.1

Marsh McLennan reports second quarter 2025 results
•Revenue Growth of 12%; Underlying Revenue Growth of 4%
•GAAP Operating Income Increases 11%; Adjusted Operating Income Increases 14%
•Second Quarter GAAP EPS of $2.45; Adjusted EPS Increases 11% to $2.72
•Six Months GAAP EPS of $5.23; Adjusted EPS Increases 8% to $5.78

NEW YORK, July 17, 2025 – Marsh McLennan (NYSE: MMC), the world's leading professional services firm in the areas of risk, strategy and people, today reported financial results for the second quarter ended June 30, 2025.
John Doyle, President and CEO, said: "We had another solid quarter with 12% revenue growth reflecting continued momentum across our business and the contribution from acquisitions. We generated 4% underlying revenue growth, 14% growth in adjusted operating income, and 11% growth in adjusted EPS. In addition, we recently announced a 10% increase in our dividend."
"Our performance demonstrates the enduring value we provide to clients, as well as our consistent execution in a complex and dynamic environment."

Consolidated Results
Consolidated revenue in the second quarter of 2025 was $7.0 billion, an increase of 12% compared with the second quarter of 2024, or 4% on an underlying basis. Operating income rose 11% to $1.8 billion. Adjusted operating income, which excludes noteworthy items and identified intangible amortization expense as presented in the attached supplemental schedules, rose 14% to $2.1 billion. Net income attributable to the Company was $1.2 billion. Earnings per share increased 8% to $2.45. Adjusted earnings per share increased 11% to $2.72.

For the six months ended June 30, 2025, consolidated revenue was $14.0 billion, an increase of 11% on a GAAP basis or 4% on an underlying basis, compared to the prior year period. Operating income was $3.8 billion, an increase of 7% from the prior year period. Adjusted operating income rose 11% to $4.3 billion. Net income attributable to the Company was $2.6 billion, or $5.23 per diluted share, compared with $5.08 in the first six months of 2024. Adjusted earnings per share increased 8% to $5.78.
Risk & Insurance Services
Risk & Insurance Services revenue was $4.6 billion in the second quarter of 2025, an increase of 15%, or 4% on an underlying basis. Operating income increased 11% to $1.4 billion, while adjusted operating income increased 16% to $1.6 billion. For the six months ended June 30, 2025, revenue was $9.4 billion, an increase of 13%, or 4% on an underlying basis. Operating income rose 7% to $3.1 billion, and adjusted operating income increased 12% to $3.5 billion.
Marsh's revenue in the second quarter of 2025 was $3.8 billion, an increase of 18%, or 5% on an underlying basis. In U.S./Canada, underlying revenue rose 4%. International operations produced underlying revenue growth of 7%, including 8% in EMEA, 4% in Asia Pacific, and 3% in Latin America. For the six months ended June 30, 2025, Marsh’s underlying revenue growth was 5%.
Guy Carpenter's revenue in the second quarter was $677 million, an increase of 7%, or 5% on underlying basis. For the six months ended June 30, 2025, Guy Carpenter’s underlying revenue growth was 5%.
Consulting
Consulting revenue was $2.4 billion in the second quarter of 2025, an increase of 7%, or 3% on an underlying basis. Operating income increased 11% to $456 million, while adjusted operating income increased 9% to $479 million. For the first six months ended June 30, 2025, revenue was $4.7 billion, an increase of 6%, or 4% on an underlying basis. Operating income rose 8% to $912 million, and adjusted operating income increased 9% to $970 million.
Mercer's revenue in the second quarter was $1.5 billion, an increase of 9%, or 3% on an underlying basis. Wealth revenue increased 2% on an underlying basis, Health revenue increased 7% on an underlying basis, and Career revenue decreased 5% on an underlying basis. For the six months ended June 30, 2025, Mercer’s revenue was $3.0 billion, an increase of 3% on an underlying basis.
Oliver Wyman’s revenue in the second quarter of 2025 was $873 million, an increase of 5%, or 3% on an underlying basis. For the six months ended June 30, 2025, Oliver Wyman’s revenue was $1.7 billion, an increase of 4% on an underlying basis.
Other Items
The Company repurchased 1.4 million shares of stock for $300 million in the second quarter of 2025.
Through six months ended June 30, 2025, the Company has repurchased 2.7 million shares of stock for $600 million.
Last week, the Board of Directors increased the quarterly dividend 10% to $0.900 per share, with the third quarter dividend payable on August 15, 2025.

Conference Call
A conference call to discuss second quarter 2025 results will be held today at 8:30 a.m. Eastern time. The live audio webcast may be accessed at marshmclennan.com. A replay of the webcast will be available approximately two hours after the event. The webcast is listen-only. Those interested in participating in the question-and-answer session may register here to receive the dial-in numbers and unique PIN to access the call.

About Marsh McLennan
Marsh McLennan (NYSE: MMC) is a global leader in risk, strategy and people, advising clients in 130 countries across four businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman. With annual revenue of over $24 billion and more than 90,000 colleagues, Marsh McLennan helps build the confidence to thrive through the power of perspective. For more information, visit marshmclennan.com, or follow us on LinkedIn and X.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would".
Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:
•the impact of geopolitical or macroeconomic conditions on us, our clients and the countries and industries in which we operate, including from multiple major wars and global conflicts, tariffs or changes in trade policies, slower GDP growth or recession, fluctuations in foreign exchange rates, lower interest rates, capital markets volatility, inflation and changes in insurance premium rates;
•the impact from lawsuits or investigations arising from errors and omissions, breaches of fiduciary duty or other claims against us in our capacity as a broker or investment advisor, including claims related to our investment business’ ability to execute timely trades;
•the increasing prevalence of ransomware, supply chain and other forms of cyber attacks, and their potential to disrupt our operations, or the operations of our third party vendors, and result in the disclosure of confidential client or company information;
•the financial and operational impact of complying with laws and regulations, including domestic and international sanctions regimes, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti Bribery Act and cybersecurity, data privacy and artificial intelligence regulations;
•our ability to attract, retain and develop industry leading talent;
•our ability to compete effectively and adapt to competitive pressures in each of our businesses, including from disintermediation as well as technological change, digital disruption and other types of innovation such as artificial intelligence;
•our ability to manage potential conflicts of interest, including where our services to a client conflict, or are perceived to conflict, with the interests of another client or our own interests;
•the impact of changes in tax laws, guidance and interpretations, such as the implementation of the Organization for Economic Cooperation and Development international tax framework, or the increasing number of challenges from tax authorities in the current global tax environment;
•the regulatory, contractual and reputational risks that arise based on insurance placement activities and insurer revenue streams;
•our failure to design and execute operating model changes that capture opportunities and efficiencies at the intersection of our businesses; and
•our ability to successfully integrate or achieve the intended benefits of the acquisition of McGriff.
The factors identified above are not exhaustive. Marsh McLennan and its subsidiaries (collectively, the "Company") operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning the Company, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$6,974	$6,221	$14,035	$12,694
Expense:
Compensation and benefits	3,895	3,454	7,745	6,924
Other operating expenses	1,250	1,125	2,456	2,203
Operating expenses	5,145	4,579	10,201	9,127
Operating income	1,829	1,642	3,834	3,567
Other net benefit credits	48	66	91	133
Interest income	5	12	24	49
Interest expense	(243)	(156)	(488)	(315)
Investment income	7	1	12	2
Income before income taxes	1,646	1,565	3,473	3,436
Income tax expense	415	425	830	872
Net income before non-controlling interests	1,231	1,140	2,643	2,564
Less: Net income attributable to non-controlling interests	20	15	51	39
Net income attributable to the Company	$1,211	$1,125	$2,592	$2,525
Net income per share attributable to the Company:
- Basic	$2.46	$2.28	$5.27	$5.13
- Diluted	$2.45	$2.27	$5.23	$5.08
Average number of shares outstanding:
- Basic	492	492	492	492
- Diluted	495	496	495	497
Shares outstanding at June 30	492	492	492	492

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh (a)	$3,849	$3,265	18%	1%	12%	5%
Guy Carpenter	677	632	7%	1%	1%	5%
Subtotal	4,526	3,897	16%	1%	10%	5%
Fiduciary interest income	99	125
Total Risk and Insurance Services	4,625	4,022	15%	1%	10%	4%
Consulting
Mercer	1,498	1,379	9%	1%	4%	3%
Oliver Wyman Group	873	837	5%	1%	—	3%
Total Consulting	2,371	2,216	7%	1%	3%	3%
Corporate Eliminations	(22)	(17)
Total Revenue	$6,974	$6,221	12%	1%	8%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Three Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh:
EMEA	$1,006	$912	10%	3%	—	8%
Asia Pacific	409	391	4%	—	(1)%	4%
Latin America	132	137	(4)%	(5)%	(1)%	3%
Total International	1,547	1,440	7%	1%	(1)%	7%
U.S./Canada (a)	2,302	1,825	26%	—	22%	4%
Total Marsh	$3,849	$3,265	18%	1%	12%	5%
Mercer:
Wealth	$685	$612	12%	2%	8%	2%
Health	594	547	9%	—	1%	7%
Career	219	220	(1)%	1%	3%	(5)%
Total Mercer	$1,498	$1,379	9%	1%	4%	3%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions, and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Six Months Ended June 30
(Millions) (Unaudited)
The Company advises clients in 130 countries. As a result, foreign exchange rate movements may impact period over period comparisons of revenue. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue. Non-GAAP underlying revenue measures the change in revenue from one period to the next by isolating these impacts.

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Risk and Insurance Services
Marsh (a)	$7,302	$6,268	16%	(1)%	12%	5%
Guy Carpenter	1,883	1,780	6%	—	1%	5%
Subtotal	9,185	8,048	14%	(1)%	10%	5%
Fiduciary interest income	202	247
Total Risk and Insurance Services	9,387	8,295	13%	(1)%	9%	4%
Consulting
Mercer (b)	2,994	2,804	7%	(1)%	4%	3%
Oliver Wyman Group	1,691	1,626	4%	—	—	4%
Total Consulting	4,685	4,430	6%	—	3%	4%
Corporate Eliminations	(37)	(31)
Total Revenue	$14,035	$12,694	11%	—	7%	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

				Components of Revenue Change*
	Six Months Ended June 30,		% Change GAAP Revenue*	Currency Impact	Acquisitions/ Dispositions/ Other Impact**	Non-GAAP Underlying Revenue
	2025	2024
Marsh:
EMEA	$2,065	$1,937	7%	—	—	7%
Asia Pacific	744	727	2%	(1)%	(1)%	4%
Latin America	256	262	(2)%	(7)%	(1)%	5%
Total International	3,065	2,926	5%	(1)%	(1)%	6%
U.S./Canada (a)	4,237	3,342	27%	—	23%	4%
Total Marsh	$7,302	$6,268	16%	(1)%	12%	5%
Mercer:
Wealth (b)	$1,355	$1,284	6%	—	3%	3%
Health (b)	1,202	1,085	11%	(1)%	5%	7%
Career	437	435	—	—	4%	(3)%
Total Mercer	$2,994	$2,804	7%	(1)%	4%	3%

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a gain in Wealth, offset by a loss in Health.

* Rounded to whole percentages. Components of revenue may not add due to rounding.
** Acquisitions, dispositions and other includes the impact of current and prior year items excluded from the calculation of non-GAAP underlying revenue for comparability purposes. Details on these items are provided in the reconciliation of non-GAAP revenue to GAAP revenue tables included in this release.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with "GAAP" or "reported" results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.
The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.
In the first quarter of 2025, the Company changed its methodology to report adjusted operating income (loss), adjusted income, net of tax and adjusted EPS to exclude the impact of intangible amortization and other net benefit credits. Prior year results are presented using the new methodology for comparative purposes.
Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items and identified intangible amortization expense from the Company's GAAP operating income (loss). The following tables reconcile adjusted operating income (loss) to GAAP operating income (loss) on a consolidated and reportable segment basis for the three and six months ended June 30, 2025 and 2024. The following tables also present adjusted operating margin. For the three and six months ended June 30, 2025 and 2024, adjusted operating margin is calculated by dividing the sum of adjusted operating income by consolidated or segment adjusted revenue. The Company's adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company's GAAP revenue.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended June 30, 2025
Operating income (loss)	$1,443	$456	$(70)	$1,829
Operating margin	31.2%	19.2%	N/A	26.2%
Add (deduct) impact of noteworthy items:
Restructuring (a)	8	6	4	18
Change in contingent and deferred consideration (b)	27	1	—	28
McGriff integration and retention related costs	45	—	—	45
Acquisition related costs (c)	—	3	—	3
Acquisition and disposition related gains (d)	—	(6)	—	(6)
Total noteworthy items	80	4	4	88
Identified intangible amortization expense	121	19	—	140
Operating income adjustments	201	23	4	228
Adjusted operating income (loss)	$1,644	$479	$(66)	$2,057
Adjusted operating margin	35.6%	20.2%	N/A	29.5%

Three Months Ended June 30, 2024
Operating income (loss)	$1,297	$410	$(65)	$1,642
Operating margin	32.2%	18.5%	N/A	26.4%
Add (deduct) impact of noteworthy items:
Restructuring (a)	29	5	10	44
Change in contingent and deferred consideration (b)	7	2	—	9
Acquisition related costs (c)	11	9	—	20
Total noteworthy items	47	16	10	73
Identified intangible amortization expense	77	12	—	89
Operating income adjustments	124	28	10	162
Adjusted operating income (loss)	$1,421	$438	$(55)	$1,804
Adjusted operating margin	35.3%	19.8%	N/A	29.0%

(a)Costs in 2025 include severance and lease exit charges for restructuring activities. Costs in 2024 include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)Adjustment to the net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses, transacted in the first quarter of 2024. This amount is included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Six Months Ended June 30, 2025
Operating income (loss)	$3,056	$912	$(134)	$3,834
Operating margin	32.6%	19.5%	N/A	27.3%
Add (deduct) impact of noteworthy items:
Restructuring (a)	31	14	5	50
Change in contingent and deferred consideration (b)	30	7	—	37
McGriff integration and retention related costs	114	—	—	114
Acquisition related costs (c)	7	5	—	12
Acquisition and disposition related gains (d)	(28)	(6)	—	(34)
Total noteworthy items	154	20	5	179
Identified intangible amortization expense	241	38	—	279
Operating income adjustments	395	58	5	458
Adjusted operating income (loss)	$3,451	$970	$(129)	$4,292
Adjusted operating margin	36.9%	20.7%	N/A	30.7%

Six Months Ended June 30, 2024
Operating income (loss)	$2,862	$842	$(137)	$3,567
Operating margin	34.5%	19.0%	N/A	28.1%
Add (deduct) impact of noteworthy items:
Restructuring (a)	51	16	19	86
Change in contingent and deferred consideration (b)	12	3	—	15
Acquisition related costs (c)	12	30	—	42
Acquisition and disposition related gains (d)	—	(21)	—	(21)
Total noteworthy items	75	28	19	122
Identified intangible amortization expense	156	23	—	179
Operating income adjustments	231	51	19	301
Adjusted operating income (loss)	$3,093	$893	$(118)	$3,868
Adjusted operating margin	37.3%	20.3%	N/A	30.5%

(a)Costs in 2025 include severance and lease exit charges for restructuring activities. Costs in 2024 include severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.
(b)Reflects the change in the fair value of contingent consideration and deferred acquisition related costs.
(c)Reflects one-time acquisition and disposition related retention and other costs.
(d)RIS in 2025 includes a gain on the sale of a business and a gain on the remeasurement of an investment. Consulting in 2024 includes the net gain on sale of the Mercer U.K. pension administration and U.S. health and benefits administration businesses, which was adjusted in 2025. These amounts are included in revenue in the consolidated statements of income and excluded from non-GAAP underlying revenue and adjusted revenue used in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Six Months Ended June 30
(In millions, except per share data)
(Unaudited)
Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and six months ended June 30, 2025 and 2024.

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,231			$1,140
Less: Non-controlling interest, net of tax		20			15
Subtotal		$1,211	$2.45		$1,125	$2.27
Operating income adjustments	$228			$162
Other net benefit credits	(48)			(66)
Investments adjustment	1			(1)
Income tax effect of adjustments (a)	(46)			(10)
		135	0.27		85	0.17
Adjusted income, net of tax		$1,346	$2.72		$1,210	$2.44

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$2,643			$2,564
Less: Non-controlling interest, net of tax		51			39
Subtotal		$2,592	$5.23		$2,525	$5.08
Operating income adjustments	$458			$301
Other net benefit credits	(91)			(133)
Investments adjustment	(1)			(2)
Income tax effect of adjustments (a)	(96)			(28)
		270	0.55		138	0.28
Adjusted income, net of tax		$2,862	$5.78		$2,663	$5.36

(a)For items with an income tax impact, the tax effect was calculated using an estimated effective tax rate for each item based on jurisdiction with a blended rate for items occurring in multiple jurisdictions.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Six Months Ended June 30
(Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Consolidated
Compensation and benefits	$3,895	$3,454	$7,745	$6,924
Other operating expenses	1,250	1,125	2,456	2,203
Total expenses	$5,145	$4,579	$10,201	$9,127

Depreciation and amortization expense	$91	$87	$179	$186
Identified intangible amortization expense	140	89	279	179
Total	$231	$176	$458	$365

Risk and Insurance Services
Compensation and benefits	$2,462	$2,108	$4,913	$4,226
Other operating expenses	720	617	1,418	1,207
Total expenses	$3,182	$2,725	$6,331	$5,433

Depreciation and amortization expense	$51	$46	$101	$92
Identified intangible amortization expense	121	77	241	156
Total	$172	$123	$342	$248

Consulting
Compensation and benefits	$1,398	$1,314	$2,761	$2,628
Other operating expenses	517	492	1,012	960
Total expenses	$1,915	$1,806	$3,773	$3,588

Depreciation and amortization expense	$25	$26	$49	$63
Identified intangible amortization expense	19	12	38	23
Total	$44	$38	$87	$86

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions)

	(Unaudited) June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,677	$2,398
Cash and cash equivalents held in a fiduciary capacity	11,871	11,276
Net receivables	8,457	7,156
Other current assets	1,329	1,287
Total current assets	23,334	22,117

Goodwill and intangible assets	28,689	28,126
Fixed assets, net	839	859
Pension related assets	2,203	1,914
Right of use assets	1,471	1,498
Deferred tax assets	280	237
Other assets	1,739	1,730
TOTAL ASSETS	$58,555	$56,481

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$769	$519
Accounts payable and accrued liabilities	3,434	3,402
Accrued compensation and employee benefits	2,372	3,620
Current lease liabilities	335	325
Accrued income taxes	619	376
Fiduciary liabilities	11,871	11,276
Total current liabilities	19,400	19,518

Long-term debt	18,960	19,428
Pension, post-retirement and post-employment benefits	816	840
Long-term lease liabilities	1,546	1,590
Liabilities for errors and omissions	280	305
Other liabilities	1,577	1,265

Total equity	15,976	13,535
TOTAL LIABILITIES AND EQUITY	$58,555	$56,481

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating cash flows:
Net income before non-controlling interests	$2,643	$2,564
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	458	365
Non-cash lease expense	145	132
Share-based compensation expense	210	193
Net (gain) on investments, disposition of assets and other	(29)	(97)

Changes in assets and liabilities:
Accrued compensation and employee benefits	(1,334)	(1,226)
Provision for taxes, net of payments and refunds	190	214
Net receivables	(921)	(1,287)
Other changes to assets and liabilities	(31)	(92)
Contributions to pension and other benefit plans in excess of current year credit	(117)	(182)
Operating lease liabilities	(165)	(150)
Net cash provided by (used for) operations	1,049	434
Financing cash flows:
Purchase of treasury shares	(600)	(600)
Net proceeds from issuance of commercial paper	150	749
Proceeds from issuance of debt	—	988
Repayments of debt	(510)	(1,609)
Net issuance of common stock from treasury shares	33	(6)
Net distributions of non-controlling interests and deferred/contingent consideration	(77)	(101)
Dividends paid	(810)	(706)
Change in fiduciary liabilities	(19)	901
Net cash provided by (used for) financing activities	(1,833)	(384)
Investing cash flows:
Capital expenditures	(114)	(167)
Purchases of long-term investments and other	(18)	(13)
Sales of long-term investments	84	14
Dispositions	15	27
Acquisitions, net of cash and cash held in a fiduciary capacity acquired	(62)	(644)
Net cash provided by (used for) investing activities	(95)	(783)
Effect of exchange rate changes on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	753	(269)
Increase (Decrease) in cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(126)	(1,002)
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at beginning of period	13,674	14,152
Cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity at end of period	$13,548	$13,150

Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity to the Consolidated Balance Sheets
Balance at June 30,	2025	2024
(In millions)
Cash and cash equivalents	$1,677	$1,653
Cash and cash equivalents held in a fiduciary capacity	11,871	11,497
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$13,548	$13,150

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three Months Ended June 30
(Millions) (Unaudited)
Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.
The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2025				2024
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$3,849	$(18)	$(402)	$3,429	$3,265	$(5)	$3,260
Guy Carpenter	677	(6)	(7)	664	632	—	632
Subtotal	4,526	(24)	(409)	4,093	3,897	(5)	3,892
Fiduciary interest income	99	—	(5)	94	125	—	125
Total Risk and Insurance Services	4,625	(24)	(414)	4,187	4,022	(5)	4,017
Consulting
Mercer	1,498	(17)	(66)	1,415	1,379	(5)	1,374
Oliver Wyman Group	873	(11)	(3)	859	837	(5)	832
Total Consulting	2,371	(28)	(69)	2,274	2,216	(10)	2,206
Corporate Eliminations	(22)	—	—	(22)	(17)	—	(17)
Total Revenue	$6,974	$(52)	$(483)	$6,439	$6,221	$(15)	$6,206
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Three Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$1,006	$(24)	$2	$984	$912	$(2)	$910
Asia Pacific	409	(2)	2	409	391	(2)	389
Latin America	132	7	2	141	137	—	137
Total International	1,547	(19)	6	1,534	1,440	(4)	1,436
U.S./Canada (a)	2,302	1	(408)	1,895	1,825	(1)	1,824
Total Marsh	$3,849	$(18)	$(402)	$3,429	$3,265	$(5)	$3,260
Mercer:
Wealth	$685	$(11)	$(52)	$622	$612	$(4)	$608
Health	594	(3)	(8)	583	547	(1)	546
Career	219	(3)	(6)	210	220	—	220
Total Mercer	$1,498	$(17)	$(66)	$1,415	$1,379	$(5)	$1,374

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.

Note: Amounts in the tables above are rounded to whole numbers.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Six Months Ended June 30
(Millions) (Unaudited)

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2025				2024
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$7,302	$35	$(767)	$6,570	$6,268	$(13)	$6,255
Guy Carpenter	1,883	7	(22)	1,868	1,780	—	1,780
Subtotal	9,185	42	(789)	8,438	8,048	(13)	8,035
Fiduciary interest income	202	1	(10)	193	247	—	247
Total Risk and Insurance Services	9,387	43	(799)	8,631	8,295	(13)	8,282
Consulting
Mercer (b)	2,994	15	(136)	2,873	2,804	(27)	2,777
Oliver Wyman Group	1,691	(3)	(12)	1,676	1,626	(9)	1,617
Total Consulting	4,685	12	(148)	4,549	4,430	(36)	4,394
Corporate Eliminations	(37)	—	—	(37)	(31)	—	(31)
Total Revenue	$14,035	$55	$(947)	$13,143	$12,694	$(49)	$12,645
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

	2025				2024
Six Months Ended June 30,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA	$2,065	$4	$4	$2,073	$1,937	$(3)	$1,934
Asia Pacific	744	6	2	752	727	(6)	721
Latin America	256	18	2	276	262	—	262
Total International	3,065	28	8	3,101	2,926	(9)	2,917
U.S./Canada (a)	4,237	7	(775)	3,469	3,342	(4)	3,338
Total Marsh	$7,302	$35	$(767)	$6,570	$6,268	$(13)	$6,255
Mercer:
Wealth (b)	$1,355	$4	$(112)	$1,247	$1,284	$(70)	$1,214
Health (b)	1,202	9	(8)	1,203	1,085	43	1,128
Career	437	2	(16)	423	435	—	435
Total Mercer	$2,994	$15	$(136)	$2,873	$2,804	$(27)	$2,777

(a)Acquisitions, dispositions and other in 2025 includes the impact of McGriff.
(b)Acquisitions, dispositions and other in 2024 includes a net gain of $21 million from the sale of the U.K. pension administration and U.S. health and benefits administration businesses, that comprised of a $66 million gain in Wealth, offset by a $45 million loss in Health.

Note: Amounts in the tables above are rounded to whole numbers.